UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2019
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Strategic Realty Trust, Inc.
(Exact name of Registrant specified in its Charter)
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Maryland	000-54376	90-0413866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
66 Bovet Road, Suite 100
San Mateo, California, 94402
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (650) 343-9300

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 16, 2019, Terri Garnick notified Strategic Realty Trust, Inc. (the “Company”) that she will resign as the Chief Financial Officer and Treasurer of the Company, effective April 16, 2019 (the “Effective Date”). Ms. Garnick’s decision was based upon personal considerations and is unrelated in any manner to any past, present or contemplated accounting or finance issue or to any disagreement over accounting treatment or policy. Ms. Garnick also resigned as Senior Vice President and Chief Accounting Officer of the Company’s property manager, Glenborough, on the Effective Date.
Effective April 16, 2019, the Board of Directors appointed Brad Kettmann, 39, to serve as Chief Financial Officer and Treasurer of the Company. As Chief Financial Officer, Mr. Kettmann will be the Company’s principal financial officer and will assume the responsibilities that were previously performed by Ms. Garnick, who acted as principal financial officer of the Company since January 22, 2014.
Brad Kettmann has served as Chief Financial Officer and Treasurer since April 2019.  Mr. Kettmann serves as Senior Vice President-Finance for Glenborough, a position he has held since January of 2018; he has previously held the positions of Manager - Special Projects, Manager - Finance and more recently Vice President-Finance. Since joining Glenborough in 2008, Mr. Kettmann has worked with lenders and brokers to negotiate and secure financing of over $1.0B for all of Glenborough’s managed portfolios and its investment affiliates, including SRT. In addition to his capital market responsibilities, Mr. Kettmann also assists with all investment functions such as acquisitions, dispositions and asset management of the funds and properties. Mr. Kettmann also oversees all financial statement preparation, SEC reporting and cash management for Glenborough and its investment affiliates, as well as information technology. Prior to joining Glenborough, Mr. Kettmann previously held the positions of Senior Tax Analyst at Farallon Capital Management, LLC and a Senior Tax Consultant at Deloitte & Touche, LLP. Mr. Kettmann received his BS in Accounting from the Leavey School of Business at Santa Clara University, Santa Clara, CA.
Mr. Kettmann is not a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, nor is he a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000. Mr. Kettmann does not receive any compensation directly from the Company for his services as Chief Financial Officer and Treasurer.
Effective April 16, 2019, the Board of Directors appointed Julia Kholodenko, 38, to serve as Chief Accounting Officer of the Company. As Chief Accounting Officer, Ms. Kholodenko will be the Company’s principal accounting officer.
Ms. Kholodenko has served as Chief Accounting Officer since April of 2019. Ms. Kholodenko serves as Director of Financial Reporting for Glenborough, a position she has held since June of 2016. Ms. Kholodenko oversees financial statement preparation, SEC reporting, cash management, internal audit, external audit coordination, and tax returns for Glenborough and its investment affiliates. Before joining Glenborough, LLC, Ms. Kholodenko worked in the financial reporting field, most recently as Financial Reporting Manager at VMware, Inc. Ms. Kholodenko holds a Bachelor of Science degree in Business Administration from the University of San Francisco.
Ms. Kholodenko is not a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, nor is she a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000. Ms. Kholodenko does not receive any compensation directly from the Company for her services as Chief Accounting Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC REALTY TRUST, INC.

Dated: April 19, 2019	By:	/s/ Andrew Batinovich
Andrew Batinovich
Chief Executive Officer